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                                                                     EXHIBIT 4.2
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                              WEEKS REALTY, L.P.


                                      TO


                     STATE STREET BANK AND TRUST COMPANY,
                                                    Trustee



                        -------------------------------

                         FIRST SUPPLEMENTAL INDENTURE


                           Dated as of July 30, 1998

                        -------------------------------


                                DEBT SECURITIES



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          FIRST SUPPLEMENTAL INDENTURE, dated as of July 30, 1998 (this "First
Supplemental Indenture"), between Weeks Realty, L.P., a limited partnership duly organized and existing under the laws of the State of Georgia (herein called the "Company"), having its principal office at 4497 Park Drive, Norcross, Georgia, and State Street Bank and Trust Company, a trust company duly organized and existing under the laws of Massachusetts, as Trustee (the "Trustee").


                            RECITALS OF THE COMPANY

          The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 20, 1998 (the "Indenture"), providing for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein and therein called the "Securities"), to be issued in one or more series as provided in the Indenture.

          Section 901 of the Indenture provides, among other things, that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, without the consent of any Holders, may enter into an indenture supplemental to the Indenture (a) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or (b) to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding.

          The Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture for the purpose of amending the Indenture in certain respects with respect to the Securities of any series which are provided to be entitled to the benefit of such amendments pursuant to Section 301 created on or after the date hereof.

          The amendments contained in this First Supplemental Indenture shall only apply to series of Securities issued after the date hereof which are provided
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to be entitled to the benefit of such amendments pursuant to Section 301.

          The Company represents that all things necessary to make this First Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

          NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities of any series created on or after the date hereof which are provided to be entitled to the benefits hereof pursuant to Section 301 of the Indenture by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of any series of the Securities created on and after the date hereof which are provided to be entitled to the benefits hereof pursuant to Section 301 of the Indenture, as follows:


                                  ARTICLE ONE

          Section 101.  For all purposes of this First Supplemental Indenture,
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except as otherwise herein expressly provided or unless the context otherwise requires:

          (1) capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Indenture; and

          (2) the words "herein", "hereof" and "hereunder" and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision of this First Supplemental Indenture.

          Section 102.  (a) Section 101 of the Indenture is amended to replace
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in its entirety the definition of "Annual Service Charge" with the following definition:

          "Annual Service Charge" means, for any period, the interest expense of the Company and its Subsidiaries for such period (including, without duplication, (i) all amortization of debt discount and premiums, (ii) all accrued interest, (iii) all capitalized interest, and (iv) the interest component of capitalized lease obligations), determined on a consolidated basis in

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     accordance with generally accepted accounting principles.


                                  ARTICLE TWO

          Section 201.  This instrument shall be governed by and construed in
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accordance with the laws of the State of New York.

          Section 202.  This instrument may be executed in any number of
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counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 203.  The Trustee shall have no responsibility for the
          -----------
recitals hereto or for the validity or sufficiency of this instrument.

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          IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                           WEEKS REALTY, L.P.

                                           By:  Weeks GP Holdings, Inc., its
                                                general partner



Attest:                                    By /s/ David P. Stockert
                                             ----------------------
                                             Name: David P. Stockert
                                             Title: Senior Vice President and
                                                Chief Financial Officer



                                                STATE STREET BANK AND TRUST
                                                COMPANY,
                                                AS TRUSTEE




Attest:                                    By /s/ Carolina D. Altomare
                                             --------------------------
                                             Name: Carolina D. Altomare
                                             Title: Assistant Vice President

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STATE OF GEORGIA     )
                     )s.:
COUNTY OF GWINNETT   )


          On the 3rd day of August, 1998, before me personally came David P. Stockert, to be known, who, being duly sworn, did depose and say that he is Senior Vice President and Chief Financial Officer of Weeks GP Holdings, Inc., the general partner of Weeks Realty, L.P., the partnership described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                              ------------------------------
                                                   NOTARY PUBLIC



STATE OF MASSACHUSETTS   )
                         )s.:
COUNTY OF SUFFOLK        )


          On the 3rd day of August, 1998, before me personally came Carolina D. Altomare, to be known, who, being duly sworn, did depose and say that she is an Assistant Vice President of State Street Bank and Trust Company, one of the parties described in and which executed the foregoing instrument; that she knows the seal of said party; that the seal affixed to said instrument is such party's seal; that it was so affixed by authority of the Board of Directors of said party; and that she signed his name thereto by like authority.



                                              ------------------------------
                                                   NOTARY PUBLIC

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